Exhibit 5.1

DLA Piper US LLP

The Marbury Building
6225 Smith Avenue
Baltimore, Maryland  21209-3600

T   410.580.3000

F   410.580.3001

www.dlapiper.com

August 22, 2008

Meritage Homes Corporation

17851 North 85th Street

Suite 300

Scottsdale, Arizona 85255

Re:                               Meritage Homes Corporation

Ladies and Gentlemen:

We serve as Maryland counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about August 22, 2008, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), for offering by the Company from time to time of up to $350,000,000 aggregate initial offering price of Securities (as defined below).

As used herein, the term “Securities” includes (i) senior, senior subordinated, or subordinated debt securities (the “Debt Securities”) consisting of debentures, notes, and/or other evidences of indebtedness, (ii) guarantees of Debt Securities (the “Guarantees”) by the subsidiaries of the Company set forth in the Registration Statement (the “Guarantors”), which Guarantees will be full and unconditional, (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) shares of Common Stock, par value $0.01 per share (the “Common Stock”) and (v) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”), or Common Stock (the “Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)           The Registration Statement, including the Prospectus dated August 22, 2008, relating to the issuance of the Securities;

(b)           The Charter of the Company, as in effect on the date hereof, certified by an officer of the Company;

(c)           The Amended and Restated By-laws of the Company, as in effect on the date hereof, certified by an officer of the Company;

(d)           Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the Securities;

(e)           The certificate or articles of incorporation (or equivalent organizational document) of each Guarantor, as in effect on the date hereof, certified by an officer of such Guarantor;

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August 22, 2008

(f)            The By-laws (or equivalent organizational document) of each Guarantor, as amended and restated and in effect on the date hereof, certified by an officer of such Guarantor;

(g)           Certified resolutions of the Board of Directors (or equivalent governing body) of each of the Guarantors relating to the authorization by each of the Guarantors of the filing of the Registration Statement and to the Guarantees;

(h)           A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date;

(i)            The certificates of good standing issued by various state authorities for each of the Guarantors, as to the good standing of each of the Guarantors, dated as of a recent date;

(j)            The form of indenture by and among the Company and HSBC Bank USA, National Association, as trustee;

(k)           An Officer’s Certificate of the Company, dated the date hereof (the “Company Certificate”), as to certain factual matters concerning the Company;

(l)            An Officer’s Certificate of each of the Guarantors, dated the date hereof (each, a “Guarantor Certificate” and together with the Company Certificate, the “Certificates”), as to certain factual matters concerning each of the Guarantors; and

(m)          Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us.  In making our examination of documents executed by parties other than the Company or the Guarantors (and for purposes of the documents referred to below, to be executed by parties other than the Company or the Guarantors), we have assumed that such parties had the power (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.  As to any facts material to this opinion, we have relied solely upon the Certificates.

We further assume that:

(a)           The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Company Board Action”) in accordance with the Company’s Charter, By-laws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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August 22, 2008

(b)           The Company will not issue any Securities in excess of the number or amount authorized by a Company Board Action from time to time.

(c)           The issuance, sale, amount and terms of the Debt Securities (including Debt Securities that are the subject of Debt Securities Warrants) to be offered from time to time by the Company will be authorized and determined by proper Company Board Action in accordance with the Company’s Charter, By-laws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(d)           The issuance, sale, amount and terms of the Guarantees to be offered from time to time by each of the Guarantors will be authorized and determined by proper action of the Board of Directors, or equivalent governing body (or where permitted, a committee of the members thereof) of each of the Guarantors (each, a “Guarantor Authorizing Action”) in accordance with each Guarantor’s organizational documents and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon each Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over each Guarantor.

(e)           Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”) as it may be supplemented by a supplemental indenture (each a “Supplemental Indenture”), that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Company’s Charter, By-laws and applicable law.

(f)            Any Guarantees will be issued under a valid and legally binding Indenture or Supplemental Indenture that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with each Guarantor’s organizational documents and applicable law.

(g)           To the extent that the obligations of the Company or any Guarantor under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(h)           Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Company’s Charter, By-laws and applicable law.

(i)            Prior to the issuance of any shares of the Preferred Stock (including Preferred Stock that is the subject of any of the Preferred Stock Warrants or any convertible Debt Securities), or the Common Stock (including Common Stock that is the subject of any of the Common Stock Warrants or any convertible Debt Securities), there will exist, under the Company’s Charter, the requisite number of

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August 22, 2008

authorized but unissued shares of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or the Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), or Common Stock, whether by charter amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.

(j)            For shares of the Preferred Stock or the Common Stock represented by certificates, appropriate certificates representing shares of the Preferred Stock or the Common Stock will be executed and delivered upon issuance and sale of any such shares of the Preferred Stock or the Common Stock as the case may be, and will comply with the Company’s Charter, By-laws and applicable law.  For shares of the Preferred Stock or the Common Stock not represented by certificates, appropriate Company Board Action shall have been taken and appropriate written statements will be prepared and delivered upon issuance and sale of any such shares of the Preferred Stock or the Common Stock as the case may be, and will comply with the Company’s Charter, By-laws and applicable law.

(k)           Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Company’s Charter, By-laws and applicable law.

(l)            To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(m)          The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

Based upon the foregoing, subject to the additional assumptions, qualifications and limitations set forth below, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:

(1)           Upon due authorization by Company Board Action of an issuance of Debt Securities, and upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of such Company Board Action, the Debt Securities and the applicable Indenture, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.

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August 22, 2008

(2)           Upon due authorization by Guarantor Authorizing Action of an issuance of Guarantees, and upon issuance and delivery of certificates for such Guarantees in accordance with the terms and provisions of such Guarantor Authorizing Action, the Guarantees and the applicable Indenture, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Guarantees pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities subject to such Guarantees, the Guarantees represented by such certificates will be duly authorized and, when the Debt Securities relating to such Guarantees have been duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the applicable Guarantor.

(3)           Upon due authorization by Company Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Company Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of the Debt Securities or the Preferred Stock convertible into the Common Stock, the shares of the Common Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid and non-assessable.

(4)           When a series of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Company Board Action, the terms of the Company’s Charter, By-laws and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Company Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Securities convertible into the Preferred Stock, the shares of the Preferred Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid and non-assessable.

(5)           When the Warrants have been duly authorized and established in accordance with the applicable Company Board Action, the terms of the Company’s Charter, By-laws and applicable law, and, upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Company Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

The opinion set forth herein is subject to additional assumptions, qualifications and limitations as follows:

(a)           We express no opinion as to the laws of any jurisdiction other than (i) the State of Maryland and (ii) the State of New York, in each case as currently in effect. To the extent that any

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August 22, 2008

documents referred to herein are governed by other laws, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland, as currently in effect.

(b)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(c)           The opinion stated herein relating to the validity and binding nature of obligations of the Company and each of the Guarantors is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper US LLP

/s/ DLA Piper US LLP